Exhibit 99.3

As described in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2014, the Company has updated operating results for all periods covered in the Company’s Annual Report on Form 10-Q for the three months ended March 31, 2013 (as filed with the Securities and Exchange Commission on May 15, 2013) (the “2013 10-Q”), in order to reflect retrospective reclassification of results for its Jinan Guangdian Jia He Broadband Co., Ltd. operations in discontinued operations. The Financial Statements that follow revises the information included in the 2013 10-Q in order to reflect this retrospective reclassification and should be read in conjunction with the updated financial statements and schedules included as exhibits to the Current Report on Form 8-K filed on February 5, 2014.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	Currently Reported
	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,439,269	$3,277,891
Marketable equity securities, available for sale	2,229	2,229
Inventories, net	-	-
Licensed content, current	787,770	681,457
Prepaid expense	392,075	412,669
Other current assets	124,954	135,486
Current assets of discontinued operations	1,082,568	1,498,852
Total current assets	3,828,865	6,008,584

Property and equipment, net	669,384	729,763
Licensed content, noncurrent	339,032	530,367
Intangible assets, net	3,194,511	3,416,858
Goodwill	6,105,478	6,105,478
Investment in unconsolidated entities	655,662	655,834
Non-current assets of discontinued operations	4,936,951	5,011,161
Total assets	$19,729,883	$22,458,045

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,452,261	$885,366
Accrued expenses and liabilities	1,006,850	953,134
Deferred revenue	-	-
Payable to Jinan Parent	-	-
Deferred license fees, current	678,372
Other current liabilities	678,327	708,367
Contingent purchase consideration liability, current	389,452	368,628
Convertible promissory note	3,000,000	3,000,000
Warrant liabilities	903,785	878,380
Current liabilities of discontinued operations	4,934,335	5,197,450
Total current liabilities	13,043,382	11,991,325

Deferred license fees, noncurrent	-	460,547
Contingent purchase consideration liability	389,452	368,628
Deferred tax and uncertain tax position liabilities	205,935	237,075
Non-current liabilities of discontinued operations	62,103	68,774
Total liabilities	13,700,872	13,126,349

Commitments and Contingencies

Convertible reedeemable preferred stock, $.001 par value; 50,000,000 shares authorized
Series A - 7,000,000 shares issued and outstanding, liquidation preference of $3,500,000 at March 31, 2013 and December 31, 2012, respectively	1,261,995	1,261,995
Series B - 0 and 7,866,800 shares issued and outstanding, liquidation preference of $0 and $3,933,400 at March 31, 2013 and December 31, 2012, respectively	-	3,223,575
Series C - 250,000 shares issued and outstanding, liquidation preference of $1,000,000 at March 31, 2013 and December 31, 2012, respectively	627,868	627,868

Equity:

Common stock, $.001 par value; 1,500,000,000 shares authorized, and 14,819,691 and 13,742,394 issued at March 31, 2013 and December 31, 2012, respectively	14,820	13,742
Additional paid-in capital	65,962,090	62,388,502
Accumulated deficit	(62,186,429)	(58,841,664)
Accumulated other comprehensive income	623,693	604,632
Total YOU On Demand equity	4,414,174	4,165,212
Noncontrolling interests	(275,026)	53,046

Total equity	4,139,148	4,218,258

Total liabilities and equity	$19,729,883	$22,458,045

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATION

	Currently Reported
	March 31,	March 31,
	2013	2012

Revenue	$938	$764,068
Cost of revenue	848,585	960,228
Gross loss	(847,647)	(196,160)

Operating expense:
Selling, general and administrative expenses	1,902,379	2,411,201
Professional fees	326,285	412,377
Depreciation and amortization	292,833	541,356
Total operating expense	2,521,497	3,364,934

Loss from operations	(3,369,144)	(3,561,094)

Interest & other income / (expense)
Interest income	349	1,188
Interest expense	(29,709)	(1,254)
Change in fair value of warrant liabilities	(25,405)	-
Change in fair value of contingent consideration	(41,648)	(712,065)
Loss on investment in unconsolidated entities	(2,994)	(4,192)
Other	(1,181)	(179)

Loss before income taxes and non-controlling interests	(3,469,732)	(4,277,596)

Income tax benefit	31,140	70,018

Loss from continuing operations	(3,438,592)	(4,207,578)

Net loss from discontinued operations	(236,575)	(576,951)

Net loss	(3,675,167)	(4,784,529)

Plus: Net loss attributable to noncontrolling interests	330,402	564,457

Net loss attributable to YOU on Demand common shareholders	$(3,344,765)	$(4,220,072)

Basic loss per share
Loss from continuing operations	$(0.21)	$(0.34)
Loss from discontinued operations	(0.02)	(0.06)
Basic loss per shares	$(0.23)	$(0.40)

Diluted loss per share
Loss from continuing operations	$(0.21)	$(0.34)
Loss from discontinued operations	(0.02)	(0.06)
Diluted loss per shares	$(0.23)	$(0.40)

Weighted average shares outstanding
Basic	14,602,196	10,467,526
Diluted	14,602,196	10,467,526

See notes to consolidated financial statements

     YOU On Demand Holdings, Inc. and Its Subsidiaries
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended
	March 31,	March 31,
	2013	2012
	(unaudited)	(unaudited)
Net loss	$(3,675,167)	$(4,784,529)
Other comprehensive (loss) income:
Foreign currency translation adjustments	19,061	51,068
Less: Comprehensive loss attributable to non-controlling interest	328,072	543,423
Comprehensive loss attributable to YOU On Demand shareholders	$(3,328,034)	$(4,190,038)

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Its Subsidiaries
CONSOLIDATED STATEMENTS OF EQUITY
For the Three Months Ended March 31, 2013 (unaudited)

					Accumulated	YOU On
			Additional		Other	Demand
	Common	Par	Paid-in	Accumulated	Comprehensive	Shareholders'	Noncontrolling	Total
	Shares	Value	Capital	Deficit	Income	Equity	Interest	Equity
Balance January 1, 2013	13,742,394	$13,742	$62,388,502	$(58,841,664)	$604,632	$4,165,212	$53,046	$4,218,258
Warrants issued for services	-	-	108,031	-	-	108,031	-	108,031
Common shares issued for services	28,390	29	79,348	-	-	79,377	-	79,377
Stock option compensation expense	-	-	163,683	-	-	163,683	-	163,683
Conversion of Series B preferred shares into common shares	1,048,907	1,049	3,222,526	-	-	3,223,575	-	3,223,575
Net loss	-	-	-	$(3,344,765)	-	(3,344,765)	(330,402)	(3,675,167)
Foreign currency translation adjustments	-	-	-	-	19,061	19,061	2,330	21,391
Balance, March 31, 2013	14,819,691	$14,820	$65,962,090	$(62,186,429)	$623,693	$4,414,174	$(275,026)	$4,139,148

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,	March 31,
	2013	2012
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(3,675,167)	$(4,784,529)
Adjustments to reconcile net loss to net cash
used in operating activities
Equity securities compensation expense	351,091	175,104
Depreciation and amortization	656,743	1,231,314
Amortization of licensed content	37,581	37,581
Deferred income tax	(37,811)	(75,438)
Loss on investment in unconsolidated entities	2,994	4,191
Provision for bad debt expense	-	144,877
Change in fair value of warrant liabilities	25,405	-
Change in fair value of contingent purchase price consideration liability	41,648	712,065
Change in assets and liabilities,
Other current assets	-	(135,666)
Inventory	(26,751)	8,028
Licensed content	205,697	(637,989)
Prepaid expenses and other assets	37,678	129,068
Accounts payable	492,066	416,948
Accrued expenses and liabilities	(361,665)	208,857
Deferred revenue	61,949	50,555
Deferred license fee	18,905	96,592
Other current liabilities	153,297	16,670
Net cash used in operating activities	(2,016,340)	(2,401,772)

Cash flows from investing activities:
Acquisition of property and equipment	(242,243)	(162,127)
Investments in intangibles	(20,437)	(103,550)
Leasehold improvements	-	(26,479)
Net cash used in investing activities	(262,680)	(292,156)

Net cash provided by financing activities	-	-

Effect of exchange rate changes on cash	788	35,856

Net decrease in cash and cash equivalents	(2,278,232)	(2,658,072)

Cash and cash equivalents at beginning of period	4,381,043	7,519,574
Less cash and cash equivalents of discontinued operations at beginning of period	1,103,152	1,086,627
Cash and cash equivalents of continuing operations at beginning of period	3,277,891	6,432,947

Total cash and cash equivalents at end of period	2,102,811	4,861,502
Less cash and cash equivalents of discontinued operations at end of period	663,542	1,149,359
Cash and cash equivalents of continuing operations at end of period	$1,439,269	$3,712,143

Supplemental Cash Flow Information:

Cash paid for taxes	$-	$325
Cash paid for interest	$765	$1,673
Value of common stock issued from conversion of Preferred Series B shares	$3,223,575	$-

See notes to consolidated financial statements.

YOU ON DEMAND HOLDINGS, INC. AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

YOU On Demand Holdings, Inc., a Nevada corporation (“YOU On Demand”, “we”, “us”, or “the Company”) , operates in the Chinese media segment through our Chinese subsidiaries and variable interest entities (“VIEs”) (1) an integrated value-added service solutions business for the delivery of video on demand (“VOD”) and enhanced premium content for cable providers, Beijing Sino Top Scope Technology Co., Ltd. (“Sinotop Beijing” or “Sinotop”), (2) a cable broadband business, Jinan Guangdian Jia He Broadband Co. Ltd. ( “Jinan Broadband”), based in the Jinan region of China through which we provide cable and wireless broadband services, principally internet services, Internet Protocol Point wholesale services, related network equipment rental and sales, and fiber network construction and maintenance (effective July 31, 2013, the Company sold its 51% interest in Jinan Broadband) and (3) a print based media and television programming guide publication, Shandong Lushi Media Co., Ltd. (“Shandong Media”). Effective July 1, 2012, the Company deconsolidated Shandong Media.

The unaudited consolidated financial statements include the accounts of YOU On Demand and (a) its wholly-owned subsidiary China Broadband, Ltd., ("CB Cayman"), (b) two wholly-owned subsidiaries of CB Cayman: Beijing China Broadband Network Technology Co., Ltd. (“WFOE”) and Sinotop Group Limited (“Sinotop Hong Kong”) and (c) six entities located in the PRC: Jinan Zhong Kuan, Jinan Broadband, Shandong Media, Sinotop, Zhong Hai Shi Xun Information Technology Co., Ltd. (“Zhong Hai Video”), and YOU On Demand (Beijing) Technology Co., Ltd. (“YOD WFOE”), which are controlled by the Company through contractual arrangements, as if they are majority owned subsidiaries of the Company. As of July 1, 2012, Shandong Media was deconsolidated because it was no longer deemed a VIE of the Company. All material intercompany transactions and balances are eliminated in consolidation.

Effective July 31, 2013, the Company sold its 51% interest in Jinan Broadband and as such, Jinan Broadband’s assets and liabilities have been retrospectively reclassified on the balance sheet as assets and liabilities of discontinued operations for all periods presented. The operating results of Jinan Broadband have been retrospectively reclassified as discontinued operations in our statements of operations for all periods presented. Unless otherwise indicated, all disclosures and amounts in the Notes to the Consolidated Financial Statements relate to the Company’s continuing operations.

In the opinion of management, our Financial Statements reflect all adjustments, which are of a normal, recurring nature necessary for a fair statement of the results for the periods presented in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and with the instructions to Form 10-Q in Article 10 of SEC Regulation S-X. The results of operations for the interim periods presented are not necessarily indicative of results for the full year.

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on April 5, 2013 and the revised audited consolidated financial statements included in the Company’s Current Report on Form 8-k filed with the SEC on February 5, 2014.

Reclassifications

Certain prior year information has been reclassified to be comparable with the current period presentation. This reclassification has no effect on previously reported net loss.

In presenting the Company’s consolidated balance sheet at December 31, 2012, we presented accounts receivable, net as a separate line item. In presenting the Company’s unaudited consolidated balance sheet at March 31, 2013, we reclassified accounts receivable, net amounting to $382 to other current assets.

2.	Going Concern and Management’s Plans

For the three months ended March 31, 2013, we incurred a net loss from continuing operations of approximately $3,439,000 and we used cash for operations of approximately $2,016,000. We had a working capital deficit of approximately $9,215,000 and accumulated deficit of approximately $62 million, at March 31, 2013. The Company will continue to rely on debt and equity to pay for ongoing operating expenses in order to execute its business plan. We have the ability to raise funds by various methods including utilization of our $50 million shelf registration of which $47.3 million is remaining as well as other means of financing such as debt or private investment. However, financing may not be available to the Company on terms acceptable to us or at all or that such resources will be received in a timely manner. Further we may need approval to seek additional financing from the shareholders from the August 2012 private financing in the event we do a public financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We anticipate that we will need to raise additional funds to fully implement our business model and related strategies.

The unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. The Company's independent registered public accounting firm's report of the financial statements for the year ended December 31, 2012, contained an explanatory paragraph regarding the Company's ability to continue as a going concern.

3.	Discontinued Operations

On May 20, 2013, we entered into an Equity Transfer Agreement with Shandong Broadcast Network (“Shandong Broadcast”) pursuant to which the parties conditionally agreed to the sale to Shandong Broadcast of our 51% equity interest in Jinan Broadband. Pursuant to its terms, and a separate letter agreement between the parties dated July 23, 2013, the 51% interest transfer in Jinan Broadband would become effective upon (i) approval of the relevant PRC governmental authorities, and (ii) agreement between the parties of final terms for the payment of the RMB 29,000,000 (approximately $4.7 million) payment price by Shandong Broadcast. On June 20, 2013, the sale was approved by the PRC Administration for Industry and Commerce. On July 31, 2013, the parties agreed on pricing terms whereby Shandong Broadcast would pay (i) RMB 5,000,000 by July 31, 2013, (ii) RMB 10,000,000 by November 20, 2013, and (ii) the remaining RMB 14,000,000 by May 20, 2014. Accordingly, based on the agreements between the parties, the sale of Jinan Broadband to Shandong Broadcast became final on July 31, 2013. In order to focus on our core VOD business and help with cash flow needs, the Company decided to sell our ownership of Jinan Broadband.

Jinan Broadband met the criteria for being reported as a discontinued operation and has been segregated from continuing operations for all periods presented. The following table summarizes the result from discontinued operations:

	Three Months Ended
	March 31,	March 31,
	2013	2012
	(unaudited)	(unaudited)
Revenue	$1,311,123	$1,273,511
Cost of revenue	883,915	831,793
Gross profit	427,208	441,718

Operating expense:
Selling, general and administrative	306,342	335,237
Professional fees	143	-
Depreciation and amortization	363,910	689,958
Total operating expense	670,395	1,025,195

Loss from operations	(243,187)	(583,477)

Interest & other income / (expense)
Interest income	601	1,525
Interest expense	(660)	(419)

Loss before income taxes and noncontrolling interest	(243,246)	(582,371)
Income tax benefit	6,671	5,420
Net loss from discontinued operations	(236,575)	(576,951)
Plus: Net loss attributable to noncontrolling interest	115,922	282,703
Net loss attributable to YOU On Demand shareholders	$(120,653)	$(294,248)

The following table summarizes the assets and the liabilities of discontinued operations in the Company’s unaudited Consolidated Balance Sheet.

	March 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$663,542	$1,103,152
Inventories, net	412,911	384,088
Prepaid expenses	1,595	11,110
Other current assets	4,520	502
Total current assets	$1,082,568	$1,498,852

Property and equipment, net	$3,312,881	$3,368,831
Intangible assets, net	1,624,070	1,642,230
Total noncurrent assets	$4,936,951	$5,011,061

Liabilities
Accounts payable	$1,175,658	$1,245,141
Accrued expenses and liabilities	1,362,597	1,503,408
Deferred revenue	1,895,395	2,091,788
Payable to Jinan Parent	145,215	144,592
Other current liabilities	355,470	212,521
Total current liabilities	$4,934,335	$5,197,450

Deferred tax liabilities	$62,103	$68,774
Total noncurrent liabilities	$62,103	$68,774

As described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2014, we have updated operating results for all periods covered in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “March 2013 10-Q”) in order to reflect the application of the requirements of Accounting Standards Codification ("ASC") 205-20, Presentation of Financial Statements - Discontinued Operations. The updated operating results are not due to any error in prior filings however we are required to reclassify our disclosures on this sale in our previously issued financial statements if those financial statements are incorporated by reference in subsequent filings with the Securities and Exchange Commission made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the sale.

The below table compares the updated assets, liabilities, equity and operating results to those previously issued:

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	March 31, 2013 (Unaudited)			December 31, 2012
	As Previously	Discontinued	Currently	As Previously	Discontinued	Currently
	Reported	Operations	Reported	Reported	Operations	Reported
ASSETS
Current assets:
Cash and cash equivalents	$2,102,811	$663,542	$1,439,269	$4,381,043	$1,103,152	$3,277,891
Marketable equity securities, available for sale	2,229	-	2,229	2,229	-	2,229
Inventories, net	412,911	412,911	-	384,088	384,088	-
Licensed content, current	787,770	-	787,770	681,457	-	681,457
Prepaid expense	393,670	1,595	392,075	423,779	11,110	412,669
Other current assets	129,474	4,520	124,954	135,988	502	135,486
Current assets of discontinued operations	-	(1,082,568)	1,082,568	-	(1,498,852)	1,498,852
Total current assets	3,828,865	-	3,828,865	6,008,584	-	6,008,584

Property and equipment, net	3,982,265	3,312,881	669,384	4,098,594	3,368,831	729,763
Licensed content, noncurrent	339,032	-	339,032	530,367	-	530,367
Intangible assets, net	4,818,581	1,624,070	3,194,511	5,059,188	1,642,330	3,416,858
Goodwill	6,105,478	-	6,105,478	6,105,478	-	6,105,478
Investment in unconsolidated entities	655,662	-	655,662	655,834	-	655,834
Non-current assets of discontinued operations	-	(4,936,951)	4,936,951	-	(5,011,161)	5,011,161
Total assets	$19,729,883	$-	$19,729,883	$22,458,045	$-	$22,458,045

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,627,919	$1,175,658	$1,452,261	$2,130,507	$1,245,141	$885,366
Accrued expenses and liabilities	2,369,447	1,362,597	1,006,850	2,456,542	1,503,408	953,134
Deferred revenue	1,895,395	1,895,395	-	2,091,788	2,091,788	-
Payable to Jinan Parent	145,215	145,215	-	144,592	144,592	-
Deferred license fees, current	678,372	-	678,372	-	-	-
Other current liabilities	1,033,797	355,470	678,327	920,888	212,521	708,367
Contingent purchase consideration liability, current	389,452	-	389,452	368,628	-	368,628
Convertible promissory note	3,000,000	-	3,000,000	3,000,000	-	3,000,000
Warrant liabilities	903,785	-	903,785	878,380	-	878,380
Current liabilities of discontinued operations	-	(4,934,335)	4,934,335	-	(5,197,450)	5,197,450
Total current liabilities	13,043,382	-	13,043,382	11,991,325	-	11,991,325

Deferred license fees, noncurrent	-	-	-	460,547	-	460,547
Contingent purchase consideration liability	389,452	-	389,452	368,628	-	368,628
Deferred tax and uncertain tax position liabilities	268,038	62,103	205,935	305,849	68,774	237,075
Non-current liabilities of discontinued operations	-	(62,103)	62,103	-	(68,774)	68,774
Total liabilities	13,700,872	-	13,700,872	13,126,349	-	13,126,349

Commitments and Contingencies

Convertible reedeemable preferred stock, $.001 par value; 50,000,000 shares authorized
Series A - 7,000,000 shares issued and outstanding, liquidation preference of $3,500,000 at March 31, 2013 and December 31, 2012, respec	1,261,995	-	1,261,995	1,261,995	-	1,261,995
Series B - 0 and 7,866,800 shares issued and outstanding, liquidation preference of $0 and $3,933,400 at March 31, 2013 and December 31, 2012,	-	-	-	3,223,575	-	3,223,575
Series C - 250,000 shares issued and outstanding, liquidation preference of $1,000,000 at March 31, 2013 and December 31, 2012, respec	627,868	-	627,868	627,868	-	627,868

Equity:

Common stock, $.001 par value; 1,500,000,000 shares authorized, and 14,819,691 and 13,742,394 issued at March 31, 2013 and December 31, 2012, respectively	14,820	-	14,820	13,742	-	13,742
Additional paid-in capital	65,962,090	-	65,962,090	62,388,502	-	62,388,502
Accumulated deficit	(62,186,429)	-	(62,186,429)	(58,841,664)	-	(58,841,664)
Accumulated other comprehensive income	623,693	-	623,693	604,632	-	604,632
Total YOU On Demand equity	4,414,174	-	4,414,174	4,165,212	-	4,165,212
Noncontrolling interests	(275,026)	-	(275,026)	53,046	-	53,046

Total equity	4,139,148	-	4,139,148	4,218,258	-	4,218,258

Total liabilities and equity	$19,729,883	$-	$19,729,883	$22,458,045	$-	$22,458,045

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	March 31, 2013 (Unaudited)			March 31, 2012 (Unaudited)
	As Previously	Discontinued	Currently	As Previously	Discontinued	Currently
	Reported	Operations	Reported	Reported	Operations	Reported

Revenue	$1,312,061	$1,311,123	$938	$2,037,579	$1,273,511	$764,068
Cost of revenue	1,732,500	883,915	848,585	1,792,021	831,793	960,228
Gross (loss) profit	(420,439)	427,208	(847,647)	245,558	441,718	(196,160)

Operating expense:
Selling, general and administrative expenses	2,208,721	306,342	1,902,379	2,746,438	335,237	2,411,201
Professional fees	326,428	143	326,285	412,377	-	412,377
Depreciation and amortization	656,743	363,910	292,833	1,231,314	689,958	541,356
Total operating expense	3,191,892	670,395	2,521,497	4,390,129	1,025,195	3,364,934
				-
				-
Loss from operations	(3,612,331)	(243,187)	(3,369,144)	(4,144,571)	(583,477)	(3,561,094)

Interest & other income / (expense)
Interest income	950	601	349	2,713	1,525	1,188
Interest expense	(30,369)	(660)	(29,709)	(1,673)	(419)	(1,254)
Change in fair value of warrant liabilities	(25,405)	-	(25,405)	-	-	-
Change in fair value of contingent consideration	(41,648)	-	(41,648)	(712,065)	-	(712,065)
Loss on investment in unconsolidated entities	(2,994)	-	(2,994)	(4,192)	-	(4,192)
Other	(1,181)	-	(1,181)	(179)	-	(179)

Loss before income taxes and non-controlling interests	(3,712,978)	(243,246)	(3,469,732)	(4,859,967)	(582,371)	(4,277,596)
	-			-
Income tax benefit	37,811	6,671	31,140	75,438	5,420	70,018

Loss from continuing operations	(3,675,167)	(236,575)	(3,438,592)	(4,784,529)	(576,951)	(4,207,578)

Net loss from discontinued operations	-	236,575	(236,575)	-	576,951	(576,951)

Net loss	(3,675,167)	-	(3,675,167)	(4,784,529)	-	(4,784,529)
				-
Plus: Net loss attributable to noncontrolling interests	330,402	-	330,402	564,457	-	564,457

Net loss attributable to YOU on Demand common shareholders	$(3,344,765)	$-	$(3,344,765)	$(4,220,072)	$-	$(4,220,072)

Basic loss per share
Loss from continuing operations	$(0.23)	$0.02	$(0.21)	$(0.40)	$0.06	$(0.34)
Loss from discontinued operations	-	(0.02)	(0.02)	-	(0.06)	(0.06)
Basic loss per shares	$(0.23)	$-	$(0.23)	$(0.40)	$-	$(0.40)

Diluted loss per share
Loss from continuing operations	$(0.23)	$0.02	$(0.21)	$(0.40)	$0.06	$(0.34)
Loss from discontinued operations	-	(0.02)	(0.02)	-	(0.06)	(0.06)
Diluted loss per shares	$(0.23)	$-	$(0.23)	$(0.40)	$-	$(0.40)

Weighted average shares outstanding
Basic	14,602,196		14,602,196	10,467,526		10,467,526
Diluted	14,602,196		14,602,196	10,467,526		10,467,526

4.	VIE Structure and Arrangements

Management Services Agreement

Pursuant to a Management Services Agreement, dated as of March 9, 2010, between Sinotop Beijing and Sinotop Hong Kong (the “Management Services Agreement”), Sinotop Hong Kong has the exclusive right to provide to Sinotop Beijing management, financial and other services related to the operation of Sinotop Beijing’s business, and Sinotop Beijing is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by Sinotop Hong Kong. As compensation for providing the services, Sinotop Hong Kong is entitled to receive a fee from Sinotop Beijing, upon demand, equal to 100% of the annual Net Profits of Sinotop Beijing during the term of the Management Services Agreement (Sinotop Hong Kong may request ad hoc quarterly payments of the aggregate fee, which payments will be credited against Sinotop Hong Kong’s future payment obligations).

The Management Services Agreement also provides Sinotop Hong Kong or its designee with a right of first refusal to acquire all or any portion of the equity of Sinotop Beijing upon any proposal by the sole shareholder of Sinotop Beijing to transfer such equity. In addition, at the sole discretion of Sinotop Hong Kong, Sinotop Beijing may be obligated to transfer to Sinotop Hong Kong or its designee any part or all of the business, personnel, assets and operations of Sinotop Beijing which may be lawfully conducted, employed, owned or operated by Sinotop Hong Kong, including:

(a)

business opportunities presented to, or available to Sinotop Beijing may be pursued and contracted for in the name of Sinotop Hong Kong rather than Sinotop Beijing, and at its discretion Sinotop Hong Kong may employ the resources of Sinotop Beijing to secure such opportunities;

(b)

any tangible or intangible property of Sinotop Beijing, any contractual rights, any personnel, and any other items or things of value held by Sinotop Beijing may be transferred to Sinotop Hong Kong at book value;

(c)

real property, personal or intangible property, personnel, services, equipment, supplies and any other items useful for the conduct of the Business may be obtained by Sinotop Hong Kong by acquisition, lease, license or otherwise, and made available to Sinotop Beijing on terms to be determined by agreement between Sinotop Hong Kong and Sinotop Beijing;

(d)

contracts entered into in the name of Sinotop Beijing may be transferred to Sinotop Hong Kong, or the work under such contracts may be subcontracted, in whole or in part, to Sinotop Hong Kong, on terms to be determined by agreement between Sinotop Hong Kong and Sinotop Beijing; and

(e)

any changes to, or any expansion or contraction of, the Business may be carried out in the exercise of the sole discretion of Sinotop Hong Kong, and in the name of and at the expense of, Sinotop Hong Kong;

provided, however, that none of the foregoing may cause or have the effect of terminating (without being substantially replaced under the name of Sinotop Hong Kong) or adversely affecting any license, permit or regulatory status of Sinotop Beijing.

The term of the Management Services Agreement is 20 years, and may not be terminated by Sinotop Beijing except with the consent of, or a material breach by, Sinotop Hong Kong.

Equity Pledge Agreement

Pursuant to an Equity Pledge Agreement among Sinotop Hong Kong, Sinotop Beijing and the sole shareholder of Sinotop Beijing (the “ Shareholder ”), dated March 9, 2010, the Shareholder pledged all of its equity interests in Sinotop Beijing (the “ Collateral ”) to Sinotop Hong Kong as security for the performance of the obligations of Sinotop Beijing to make all of the required management fee payments pursuant to the Management Services Agreement. The term of the Equity Pledge Agreement expires two years from Sinotop Beijing’s satisfaction of all obligations under the Management Services Agreement.

Option Agreement

Pursuant to an Option Agreement among Sinotop Hong Kong, Sinotop Beijing and the sole shareholder of Sinotop Beijing (the “ Shareholder ”), dated March 9, 2010, and entered into in connection with the Management Services Agreement, the Shareholder granted an exclusive option to Sinotop Hong Kong or its designee to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the Shareholder’s equity in Sinotop Beijing. The aggregate purchase price of the option is equal to the paid-in registered capital of the Shareholder. The term of the agreement is until all of the equity interest in Sinotop Beijing held by the Shareholder is transferred to Sinotop Hong Kong or its designee, or until the maximum period allowed by law has run, and may not be terminated by any party to the agreement without the consent of the other parties.

Voting Rights Proxy Agreement

Pursuant to a Voting Rights Proxy Agreement among Sinotop Hong Kong, Sinotop Beijing and the sole shareholder of Sinotop Beijing (the “ Shareholder ”), dated March 9, 2010, the Shareholder granted to Sinotop Hong Kong an irrevocable proxy, for the maximum period of time permitted by law, all of its voting rights as a shareholder of Sinotop Beijing. The Shareholder may not transfer any of its equity interest in Sinotop Beijing to any party other than Sinotop Hong Kong. The Voting Rights Proxy Agreement may not be terminated except upon the written consent of all parties, or unilaterally by Sinotop Hong Kong upon 30 days’ notice.

Jinan Broadband

The corporate structure for our broadband business consists of:

•	a Cooperation Agreement, dated as of December 26, 2006, between CB Cayman and Jinan Parent (the “ December 2006 Cooperation Agreement ”);

•	a Cooperation Agreement dated as of January 2007, between Jinan Broadband and Networks Center (the “ January 2007 Cooperation Agreement ”); and

•	two Exclusive Service Agreements, dated December 2006 and March 2007, between Jinan Broadband, Jinan Parent and Networks Center (collectively, the “ Exclusive Service Agreements ”).

Pursuant to the December 2006 Cooperation Agreement, CB Cayman and Jinan Parent set up a joint venture, Jinan Broadband. CB Cayman contributed in cash and owns a 51% controlling interest, and Jinan Parent contributed the assets in exchange of 49% ownership in Jinan broadband. Jinan Broadband is a corporate joint venture with a term of 20 years. Jinan Broadband is considered as a VIE based on ASC 810-10-25-38 due to the fact that CB Cayman has a controlling financial interest in Jinan Broadband and therefore deemed to be the primary beneficiary based on the terms stipulated in the December 2006 Cooperation Agreement below:

•	CB Cayman appointed 3 directors and Jinan Parent appointed 2 directors;

•	The general manager and financial manager are appointed by CB Cayman; and

•	CB Cayman is entitled to receive 51% of net profit/loss of Jinan Broadband.

Pursuant to the January 2007 Cooperation Agreement, Networks Center, the PRC governmental agency which controls Jinan Parent, affirmed the arrangement set forth in the December 2006 Cooperation Agreement which provided that all of the pre-tax revenues of Jinan Broadband would be assigned to our WFOE for 20 years.

Under the terms of the Exclusive Service Agreements, Jinan Broadband is obligated to provide certain technical services needed by Jinan Parent and is entitled to receive 100% of the pre-tax revenue of access services from Jinan Parent as a service charge in exchange.

Shandong Media

Effective July 1, 2012, we deconsolidated Shandong Media due to a decrease in ownership from 50% to 30%.

On March 7, 2008, we entered into the Shandong Cooperation Agreement with the Shandong Newspaper Entities. The Shandong Cooperation Agreement provided for, among other terms, the creation of a joint venture entity in the PRC, Shandong Media, which would own and operate the television program guide, newspaper and magazine publishing businesses previously owned and operated by the Shandong Newspaper Entities pursuant to exclusive licenses. In addition, Shandong Media entered into an exclusive advertising agency agreement and an exclusive consulting services agreement with the Shandong Newspaper Entities and another third party, Music Review Press, which requires that the Shandong Newspaper Entities and Music Review Press shall appoint Shandong Media as their exclusive advertising agent and provider of technical and management support for a fee.

Under the terms of the Shandong Cooperation Agreement and related pledge and trust documents, the Shandong Newspaper Entities contributed their entire Shandong newspaper business and transferred certain employees to Shandong Media in exchange for a 50% stake in Shandong Media, with the other 50% of Shandong Media to be owned directly by Jinan Zhong Kuan and indirectly by our WFOE in the PRC in the second quarter of 2008, with the joint venture becoming operational in July of 2008. In exchange, therefore, the Shandong Cooperation Agreement provided for total initial consideration from us of approximately $1.5 million (approximately 10 million RMB). As part of the transaction, and to facilitate our subsidiary’s ownership and control over Shandong Newspaper under PRC law, through our WFOE in the PRC, this acquisition was completed in accordance with a pledge and loan agreement, pursuant to which all of the shares of Shandong Media which we acquired are held in trust on our behalf by a nominee holder, as security for a loan to Shandong Media’s parent seller.

On January 19, 2012, through Jinan Zhong Kuan, we entered into a Memorandum of Understanding with the Shandong Newspaper Entities pursuant to which we expressed the intention to amend the terms of the Shandong Cooperation Agreement to transfer an aggregate of 20% of our ownership interest in Shandong Media to the Shandong Newspaper Entities. Shandong Media received notice of approval by the PRC State Administration for Industry & Commerce to effect the changes made in the Articles of Association and complete the transaction. The equity transfer ownership was effective as of July 1, 2012, and we have deconsolidated Shandong Media and recorded our 30% ownership under the equity method of accounting.

We are entitled to 100% of the pre-tax income of Jinan Zhong Kuan, in two ways which are discussed below. First, there are two individual owners of Jinan Zhong Kuan which hold all of the equity in that company in trust for the benefit of CB Cayman, pursuant to trustee arrangements entered into with them in 2008. The trustee arrangements relieve the individual shareholders from any responsibilities for the day-to-day operations of the company and any liability arising from their role as equity holders. All actions taken by them as shareholders will be in accordance with instructions provided by CB Cayman. The trustee arrangements provide that, in consideration for an up-front fee paid by CB Cayman, and monthly cash payments thereafter, the equity holders of Jinan Zhong Kuan will hold the equity of Jinan Zhong Kuan in trust for, and only for the benefit of, CB Cayman. We believe CB Cayman’s right to receive 100% of the dividends paid on the equity held in trust for it by the two individuals is appropriate under PRC transfer pricing rules, which are found in Arts. 41-48 of the PRC Enterprise Income Tax Law and Arts. 109-123 of the Implementing Regulations thereunder, and complies with the “arm’s length principle” mandated by Art. 41 of the Enterprise Income Tax Law, because those individuals have no responsibilities and take no risk in connection with their role as trustee shareholders other than to vote when requested and as directed by CB Cayman.

As a practical matter, however, there are not likely to be any dividends paid on the equity of Jinan Zhong Kuan, because all of its pre-tax income is required to be paid over to the WFOE under the terms of an exclusive services agreement entered into in January 2008. Under the terms of the exclusive services agreement, the WFOE is obligated to provide all management, technical and support services needed by Jinan Zhong Kuan and is entitled to receive 100% of the pre-tax income of Jinan Zhong Kuan in exchange. Jinan Zhong Kuan has no income other than profit distributions from Shandong Media. Jinan Zhong Kuan and our WFOE are related parties, and all of the risk and burden of the operations of Jinan Zhong Kuan is shifted to the WFOE under the exclusive services agreement, and therefore all of the economic benefit is shifted to the WFOE, as well. If the PRC tax authorities were to disagree with our position regarding the pricing under the exclusive services agreement between Jinan Zhong Kuan and the WFOE, there is no potential for past-due tax liability with respect to Jinan Zhong Kuan because, as noted above, Jinan Zhong Kuan has never recognized any profits.

The Company, through CB Cayman, is the sole owner of the WFOE, and exercises the overall voting power over the WFOE. In addition, through the various contractual agreements between CB Cayman, the trustees, the WFOE and Jinan Zhong Kuan, as discussed above, Jinan Zhong Kuan is considered a VIE. As the Company bears all risks and is entitled to all benefits relating to the investment in Jinan Zhong Kuan, the Company is a primary beneficiary of Jinan Zhong Kuan and is required to consolidate Jinan Zhong Kuan under the variable interest model. With respect to Shandong Media, it cannot finance its own activities without the cash contribution from Jinan Zhong Kuan. In addition, apart from its equity interest in Shandong Media, Jinan Zhong Kuan has the obligation to bear expected losses and receive expected returns through the exclusive services agreement, which entitles Jinan Zhong Kuan to all net profits of Shandong Media.

5.	Content Accounting

The Company obtains content through content license agreements and revenue sharing agreements with studios and distributors. The license agreement may or may not be recognized in licensed content.

When the license fee is not known or reasonably determinable for a specific title, the title does not meet the criteria for recognition in licensed content in accordance with ASC 920-350-25-2. We expense as costs of revenues the greater of revenue sharing costs incurred through the end of the reporting period or the proportionate value of total minimum license fees expensed on a straight-line basis over the term of each license agreement. As the Company expenses license fees on a straight-line basis, it may result in deferred or prepaid license fees. Prepaid license fees are classified as an asset on the consolidated balance sheets as licensed content and deferred license fees are classified as a liability on the consolidated balance sheets as deferred license fees. Commitments for license agreements that do not meet the criteria for recognition in licensed content are discussed in Note 15 to the consolidated financial statements.

6.	Property and Equipment

The following is a breakdown of our property and equipment:

	March 31,	December 31,
	2013	2012

Furniture and office equipment	$934,845	$926,962
Leasehold improvements	179,323	178,555
Total property and equipment	1,114,168	1,105,517
Less: accumulated depreciation	(444,784)	(375,754)
Net carrying value	$669,384	$729,763

We recorded depreciation expense of approximately $68,000 and $76,000 for the three months ended March 31, 2013 and 2012, respectively. At our Jinan Broadband subsidiary (discontinued operations) we recorded depreciation expense of $323,000 and $668,000 for the three months ended March 31, 2013 and 2012, respectively.
7.	Goodwill and Intangible Assets

The Company amortizes its intangible assets that have finite lives. A roll forward of our intangible assets activity for the three months ended March 31, 2013 is below:

	Balance at			Foreign	Balance at
	December 31,		Amortization	Currency	March 31,
	2012	Additions	Expense	Transl Adj	2013
Amortized intangible assets:
Charter / Cooperation agreements	$2,422,824	$-	$(34,448)	$-	$2,388,376
Noncompete agreement	121,252	-	(121,252)	-	-
Software and licenses	504,514	-	(40,074)	1,794	466,234
Website development	233,978	-	(29,373)	1,006	205,611
Total amortized intangible assets	$3,282,568	$-	$(225,147)	$2,800	$3,060,221

Unamortized intangible assets:
Website name	134,290	-	-	-	134,290
Goodwill	6,105,478	-	-	-	6,105,478
Total unamortized intangible assets	$6,239,768	$-	$-	$-	$6,239,768

In accordance with ASC 250, we recorded amortization expense related to our intangible assets of approximately $225,000 and $465,000, for the three months ended March 31, 2013 and 2012, respectively.

At our Jinan Broadband subsidiary (discontinued operations) we recorded amortization expense of $42,000 and $22,000 for the three months ended March 31, 2013 and 2012, respectively.

The following table outlines the amortization expense for the next five years and thereafter:

	Sinotop
Years ending December 31,	Hong Kong	Sinotop	Total
2013 (9 months)	$103,343	$208,543	$311,886
2014	137,791	255,191	392,982
2015	137,791	117,206	254,997
2016	137,791	90,904	228,695
2017	137,791	-	137,791
Thereafter	1,733,870	-	1,733,870
Total amortization to be recognized	$2,388,377	$671,844	$3,060,221

8.	Fair Value Measurements

Accounting standards require the categorization of financial assets and liabilities, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The various levels of the fair value hierarchy are described as follows:

•	Level 1 — Financial assets and liabilities whose values are based on unadjusted quoted market prices for identical assets and liabilities in an active market that we have the ability to access.

•

Level 2 — Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable for substantially the full term of the asset or liability.

•

Level 3 — Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

Accounting standards require the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

Common stock is valued at closing price reported on the active market on which the individual securities are traded.

Annually we review the valuation techniques used and determine if the fair value measurements are still appropriate and evaluate and adjust the unobservable inputs used in the fair value measurements based on current market conditions and third party information. There were no changes in the valuations techniques during the current year.

The following tables present the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis at March 31, 2013 and December 31, 2012, respectively:

	March 31, 2013
	Fair Value Measurements
		(Unaudited)
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Available-for-sale securities	$2,229	$-	$-	$2,229
Investment in unconsolidated entities (Shandong Media)	$-	$-	$-	$-

Liabilities
Warrant liabilities	$-	$-	$903,785	$903,785
Contingent purchase price consideration, current (see Note 9)	$-	$-	$389,452	$389,452
Contingent purchase price consideration, noncurrent (see Note 9)	$-	$-	$389,452	$389,452

	December 31, 2012
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Available-for-sale securities	$2,229	$-	$-	$2,229
Investment in unconsolidated entities (Shandong Media)	$-	$-	$-	$-

Liabilities
Warrant liabilities	$-	$-	$878,380	$878,380
Contingent purchase price consideration, current (see Note 9)	$-	$-	$368,628	$368,628
Contingent purchase price consideration, noncurrent (see Note 9)	$-	$-	$368,628	$368,628

The table below reflects the components effecting the change in fair value for the three months ended March 31, 2013:

	Level 3 Assets and Liabilities
	For the Three Months Ended March 31, 2013

		Purchases, sales
		and issuances	Unrealized
	1/1/2013	and settlements	(gain) / loss	3/31/2013

Liabilities:
Warrant liabilities	$878,380	$-	$25,405	$903,785
Contingent purchase price consideration	$737,256	$-	$41,648	$778,904

	Quantitative Information about Level 3 Fair Value Measurements
	For the Three Months Ended March 31, 2013

	Fair Value at	Valuation	Unobservable
	3/31/2013	Techniques	Inputs	Input

Warrant liabilities	$903,785	Monte Carlo Simulation Method	Risk-free rate of interest	0.638%
			Expected volatility	75%
			Expected life (years)	4.42
			Expected dividend yield	0%

Contingent consideration	$778,904	Black-Scholes Merton Model	Risk-free rate of interest	0.570%
			Expected volatility	75%
			Expected life (years)	4.00
			Expected dividend yield	0%

The significant unobservable inputs used in the fair value measurement of the Company’s warrant liability and contingent consideration includes the risk free interest rate, expected volatility, expected life and expected dividend yield. Significant increases or decreases in any of those inputs in isolation would result in a significantly different fair value measurement

In accordance with our deconsolidation of Shandong Media, we recorded the fair value of our 30% equity investment. Utilizing forecasts based on recent historical performance we computed a discounted cash flow valuation of $0.00.

9.	Sinotop Contingent Consideration

In connection with the acquisition of Sinotop Hong Kong on July 30, 2010, if specified performance milestones are achieved, Weicheng Liu (“Mr. Liu” or “the Seller”) will be entitled to earn up to (i) an additional 403,820 shares of common stock of the Company, (ii) three-year warrants to purchase 571,275 shares of the Company’s common stock, equivalent to 5.0% of the total number of shares of the Company’s common stock underlying all outstanding warrants as of immediately following the closing of the July 2010 financing and (iii) a four-year option to purchase 80,000 shares of the Company’s common stock which was equal to 5% of the total number of shares of the Company’s common stock underlying all outstanding options of the Company granted to individuals employed by the Company as of September 1, 2010 (collectively, the securities referred to in clauses (i), (ii) and (iii) are referred to herein as the “Earn-Out Securities”). The milestones are as follows: Sinotop Hong Kong will ensure that (i) at the end of the first earn-out year (July 1, 2012), at least 3 million homes will have access to the Company’s VOD services, (ii) at the end of the second earn-out year (July 1, 2013), at least 11 million homes will have access to the Company’s VOD services, and (iii) at the end of the third earn-out year (July 1, 2014), at least 30 million homes will have access to the Company’s VOD services.

Subsequent to the acquisition of Sinotop, the Company underwent a warrant exchange that converted the three-year warrants to be potentially earned under clause (ii) above to 332,002 shares of common stock. As such, the Earn-Out Securities subject to the achievement of the specified performance milestones were 735,822 shares of common stock and a four-year option to purchase 80,000 shares of common stock.

The Company recorded a contingent consideration obligation related to the Earn-Out Securities at the time of acquisition which totaled $2,750,966, representing the fair value of the estimated payment of the full earn-out. The contingent consideration is classified as a liability because the earn-out securities do not meet the fixed-for-fixed criteria under ASC 815-40-15 for equity classification. Further ASC 815-40-15 requires us to re-measure the contingent consideration obligation at the end of every reporting period with the change in value reported in the consolidated statements of operations and, accordingly, we reported a loss of $41,648 and $712,065for the three months ended March 31, 2013and 2012, respectively.

At the end of the first earn-out year (July 1, 2012), the first milestone was achieved with over 3 million homes having access to our VOD services. As such, we issued 245,274 shares of our common stock and 26,667 options to Mr. Liu.

The following is a summary of the earned purchase price consideration and the estimated fair value of the contingent consideration obligation for the acquisition of Sinotop Hong Kong at March 31, 2013 and December 31, 2012.

	January 1,			March 31,
	2013	Earned	Change in	2013
Class of consideration	Fair Value	Fair Value	Fair Value	Fair Value
Common shares	$711,294	$-	$39,244	$750,538
Stock options	25,962	-	2,404	28,366
Total earned and contingent consideration	$737,256	$-	$41,648	$778,904

The following table represents the estimated fair value of the current and the noncurrent portion of the consideration liability for the acquisition of Sinotop Hong Kong at March 31, 2013.

		As of March 31, 2013
	Number of	Current	Noncurrent	Total
	Instruments	Liability	Liability	Liability
Shares July 2013	245,274	$375,269	$-	$375,269
Shares July 2014	245,274	-	375,269	375,269
Total Common Shares	490,548	$375,269	$375,269	$750,538

Options July 2013	26,667	$14,183	$-	$14,183
Options July 2014	26,666	-	14,183	14,183
Total Options	53,333	$14,183	$14,183	$28,366

Total Shares and Options	543,881	$389,452	$389,452	$778,904

10.	Related Party Transactions

$3M Convertible Note

On May 10, 2012, our Chairman and Chief Executive Officer, Mr. Shane McMahon, made a loan to the Company in the amount of $3,000,000. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3,000,000 (the “ Note ”). Upon issuance, the conversion price of the Note was equal to the price per share paid for securities by investors in the most recent financing (as of the date of conversion) of equity or equity-linked securities of the Company. Thereafter, on May 21, 2012, at the Company’s request, the Company and Mr. McMahon entered into Amendment No. 1 to the Note, pursuant to which the price per share at which the Note, or any convertible Securities into which the Note is converted, may be converted into shares of the Company’s common stock, shall not be less than $4.75, which amount represents the closing bid price of the Company’s common stock on the trading day immediately prior to the date of the Note in accordance with the rules and regulations of The Nasdaq Stock Market, Inc.

On April 12, 2013, the Majority Shareholders approved an amendment to Section 3(a)(i) of the Note, as amended on May 21, 2012, to remove the $4.75 floor to the conversion price of the Note and such approval and such amendment will be effective following the expiration of the 20-day period mandated by Rule 14c-2.

Effective May 10, 2013, the Company and Mr. McMahon entered into Amendment No. 3 to the note pursuant to which (i) the Note will mature on November 10, 2013, and (ii) the net proceeds of any financing of equity or equity-linked securities of the Company occurring on or before such date will be used to repay the Note until the full amount of the Note, and all accrued interest on the Note, is repaid.

Sinotop

Cost of Revenue

During the three months ended March 31, 2013 and 2012, Zhong Hai Video paid licensed content fees of approximately $40,000 to Hua Cheng Film and Television Digital Program Co., Ltd., a related party.

11.	Retail Financing, December 2012

On December 14, 2012, we entered into an underwriting agreement with Chardan Capital Markets LLC, as representative of several underwriters, and National Securities Corporation, as qualified independent underwriter (collectively, the “Underwriters”) in connection with the offer and sale by the Company of 1,800,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $1.50 per share. The Company received net proceeds from this offering of $2,193,738, after deducting underwriting discounts and commissions. The shares were offered and sold under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-183689). The offering closed on December 19, 2012.

12.	Private Financing, August 2012

On August 30, 2012, we entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company offered the Investors the option to purchase either (i) Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share and (b) a common stock purchase warrant (each a “Warrant,” and, collectively, the “ Warrants ”) to purchase one share of Common Stock at an exercise price of $4.25 per share, or (ii) Class B Units, with each Class B Unit consisting of one share of the Company’s Series C Preferred Stock, par value $0.001 per share, and a Warrant. The per unit price for each of the Class A Units and the Class B Units was $4.00.

On August 30, 2012, the Company closed the transactions contemplated by the Purchase Agreement and issued and sold to Investors (i) an aggregate of 646,250 Class A Units (consisting of an aggregate of 646,250 shares of Common Stock and Warrants to purchase 646,250 shares of Common Stock), and (ii) an aggregate of 250,000 Class B Units (consisting of an aggregate of 250,000 shares of Series C Preferred Stock and Warrants to purchase 250,000 shares of Common Stock). The Company received aggregate gross proceeds of $3,585,000.

The proceeds from the sale were allocated to Common Stock, Series C Convertible, Preferred Stock, warrants and beneficial conversion features based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Common Stock and Series C Preferred stock was based on the closing price paid by investors. The fair value of the warrants was calculated using the Black-Scholes model with the following assumptions: expected life of 5 years, expected dividend rate of 0%, volatility of 75% and an interest rate of .66%. The exercise price of the warrants is $4.25.

The Company recognized a beneficial conversion feature discount on Series C Convertible Preferred Stock at its intrinsic value, which was the fair value of the common stock at the commitment date for Series C Convertible Preferred Stock investment, less the effective conversion price. The Company recognized approximately $342,000 of beneficial conversion feature as an increase in additional paid in capital in the accompanying consolidated balance sheet on the date of issuance of Series C Convertible Preferred Stocks since these shares were convertible at the issuance date. The Series C Preferred Stock is classified as temporary equity at March 31, 2013, based on its conversion characteristics. The Series C Preferred Stock is not deemed to be an embedded derivative instrument to be bifurcated since it’s indexed to its own stock.

In accordance with FASB ASC 815-40-15-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”, the warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the consolidated statement of operations. On August 30, 2012, such warrants were valued at $1,525,000 utilizing a valuation model and were initially recorded as a liability. As of March 31, 2013 and December 31, 2012, the warrant liability was re-valued using the Monte Carlo valuation as disclosed in Note 7, Fair Value Measurement, and was adjusted to its current fair value of approximately $904,000 and $878,000 as determined by the Company, resulting in a loss of approximately $25,000 for the three months ended March 31, 2013.

As a result of the Negative Clawback provisions included in the warrant agreement we have reset the exercise price from $4.25 per share to $1.50 per share. The fair value calculation on our warrant liability includes this reset.

The Purchase Agreement contained customary representations, warranties and covenants. In addition, the Company agreed to a negative clawback provision. Under the Negative Clawback, if at any time after the closing the Company consummated an underwritten public offering with respect to the purchase and sale of Common Stock or preferred stock (collectively, “ Additional Securities ”) of the Company resulting in a price per share of such Additional Securities (after giving effect to the conversion of any preferred stock to be issued in the Subsequent Public Financing) of less than $4.00, then, simultaneously with the closing of such Subsequent Public Financing, the Company shall be obligated to issue to each Investor of Class A Units only, for no additional consideration, that number of Common Shares as is equal to (i) the number of Common Shares that would have been issuable to such Class A Investor at closing if the Per Unit Purchase Price were equal to the greater of (A) the Public Financing Price and (B) $2.50, minus (ii) the number of Common Shares issued to the Class A Investor at the closing. As a result of our December 2012 retail financing the Company adjusted the number of shares in accordance with the negative clawback provisions and recorded a charge to operations of $659,000 for the issuance of additional shares. As of March 31, 2013, the Company accrued such charge which is included in other current liabilities since it was subject to shareholders’ approval which was approved in the second quarter of 2013.

The holder of shares of Series C Preferred Stock does not have the right to vote and does not have full voting rights and powers equal to the voting rights and powers of holders of the Company’s Common Stock. In addition, the holders of Series C Preferred Stock is not entitled to convert any shares of Series C Preferred Stock into shares of the Common Stock if, after giving effect to the conversion, such holder would hold in excess of 9.99% of the Company’s outstanding Common Stock. Each share of Series C Preferred Stock is convertible, at any time at the option of the holder, into such number of shares of common stock equal to the product of (i) the number of shares of Series C Preferred Stock to be converted, multiplied by (ii) $4.00 divided by (iii) the conversion price, which is equal to the lesser of (x) $4.00 and (y) the price per share paid by investors in a Subsequent Public Financing; provided , however , that the conversion price shall not, in any event, be less than $2.50. Notwithstanding the foregoing, the conversion price shall equal $4.00, and there shall be no adjustment to the conversion price resulting from the price per share paid by investors in a Subsequent Public Financing, until the provisions of the Certificate regarding the adjustment to the conversion price are approved by shareholders holding a majority of the outstanding voting securities of the Company. As a result of our December 2012 retail financing, we adjusted the conversion price of the Preferred C Shares to the floor of $2.50 and as such reflected the additional value amounting to $924,000 as a deemed dividend in the consolidated statement of operations in the year ended December 31, 2012.

Lastly, related to the August 2012 financings, the Company paid to the placement agent issuance costs of approximately $119,000 and issued shares and warrants. As of March 31, 2013, the shares and warrants were valued at approximately $471,000.

13.	Net Loss Per Common Share

Basic net loss per common share attributable to YOU On Demand shareholders is calculated by dividing the net loss attributable to YOU On Demand shareholders by the weighted average number of outstanding common shares during the period. Diluted net loss per common share includes the weighted average dilutive effect of stock options, warrants and series preferred stocks.

In January 2013, the remainder of our Series B Preferred Shares (7,866,800) was converted to 1,048,907 common shares.

For the three months ended March 31, 2013 and 2012, the number of securities convertible into common shares not included in diluted EPS because the effect would have been anti-dilutive consists of the following:

	March 31,	March 31,
	2013	2012
	(unaudited)	(unaudited)
Warrants	1,367,063	361,912
Stock purchase right	-	75,000
Options	1,584,501	1,579,634
Series A Preferred Stock	933,333	933,333
Series B Preferred Stock	-	1,368,907
Series C Preferred Stock	250,000	-
Convertible promissory note	2,030,835	-
Total	6,165,733	4,318,786

At March 31, 2013, the Company has reserved 9,738,968 shares of its authorized but unissued common stock for possible future issuance in connection with the following:

March 31,
2013
(unaudited)
Exercise of stock warrants	1,367,063
Exercise and future grants of stock options	4,051,986
Exercise of preferred stock	1,333,333
Issuance of restricted stock grants	28,965
Contingent issuable shares in connection with Sinotop acquisition	490,548
Issuable shares from conversion of promissory note payable	2,030,835
Additional common stock due to reset provision	436,238
Total	9,738,968

14.	Share-Based Payments

Stock Options

As of March 31, 2013, the Company has 1,584,501 options and 1,367,063 warrants outstanding to purchase shares of our common stock.

The following table provides the details of the approximate total share based payments expense during the three months ended March 31, 2013 and 2012:

	March 31,	March 31,
	2013	2012
	(unaudited)	(unaudited)
Stock option amortization	$164,000	$163,000	(a)
Stock issued for services	79,000	-	(b)
Stock warrants issued for services	108,000	12,000	(c)
	$351,000	$175,000

(a)

The Company accounts for its stock option awards pursuant to the provisions of ASC 718, Stock Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes Merton valuation model. The Company recognizes the fair value of each option as compensation expense ratably using the straight-line attribution method over the service period, which is generally the vesting period. The Black-Scholes Merton model incorporated the following assumptions for the options granted in 2012: risk-free interest rate of 1.73% to 1.98%, expected volatility of 75%, expected life of 10.0 years and expected dividend yield of 0%. There have been no options granted in 2013.

(b)

During 2012, the Company appointed two new “independent” (as defined under the NASDAQ listing requirements) members to the Board of Directors. In connection with the appointment we granted each of our three “independent” directors 10,000 restricted shares to be vested quarterly over one year.

Also, during 2012, the Company granted 196,620 shares to certain consultants and Directors for services. As of March 31, there were 210,010 shares vested. We recorded the common shares at the closing price on the issue date and expensed to consulting and marketing services $193,000 during the three months ended March 31, 2013 (none in 2012).

(c)

In 2013, we issued 166,677 consulting warrants and 3,333 warrants vested during the period. The fair value of the warrants was estimated on the date of grant using the Black-Scholes Merton valuation model. We expensed to marketing $44,000 during the three months ended March 31, 2013 and recorded $64,000 to prepaid expense to be recognized for services provided in the remainder of 2013. For the three months ended March 31, 2012, we recorded $12,000 for marketing services.

Effective as of December 3, 2010, our Board of Directors approved the YOU On Demand Holdings, Inc. 2010 Stock Incentive Plan (“the Plan”) pursuant to which options or other similar securities may be granted. The maximum aggregate number of shares of our common stock that may be issued under the Plan is 4,000,000 shares.

Stock option activity for the three months ended March 31, 2013 is summarized as follows:

	Options	Weighted Average
	Outstanding	Exercise Price
Approved plan	4,000,000

Outstanding at January 1, 2013	1,585,401	$3.54
Granted	-	-
Exercised	-	-
Canceled	(900)	45.00
Outstanding at March 31, 2013	1,584,501	$3.55

Options exercisable at March 31, 2013 (vested)	1,131,160	$3.30

Options available for issuance	2,415,499

As of March 31, 2013, there was no aggregate intrinsic value of shares outstanding and exercisable since our closing stock price was below all of the exercise prices.

The following table summarizes information concerning outstanding and exercisable options as of March 31, 2013:

		Weighted Average
		Remaining
	Number	Contractual Life	Weighted Average	Number	Weighted Average
Range of Exercise Prices	Outstanding	(Years)	Exercise Price	Exerciseable	Exercise Price
$3 - $4	1,338,000	7.92	$3.04	1,050,028	$3.04
$4 - $8	243,168	8.70	6.43	77,799	6.60
$8 - $33	0	0	0.00	0	0
$33 - $74	2,000	0.21	33.75	2,000	33.75
$74 - $75	1,333	4.95	75.00	1,333	75.00
	1,584,501	7.85	$3.41	1,131,160	$3.30

As of March 31, 2013, there were 1,584,501 options outstanding with 1,131,160 options exercisable.

The following table summarizes the status of options which contain vesting provisions:

		Average
		Grant Date
	Options	Fair Value
Non-vested at January 1, 2013	525,396	$3.67
Granted	0	$-
Vested	(64,656)	$3.45
Canceled	(900)	$45.00
Non-vested at March 31, 2013	459,840	$3.62

	March 31,	December 31,
	2013	2012
	(unaudited)
	Number of	Number of
	Warrants	Warrants	Exercise	Expiration
Warants Outstanding	Outstanding	Outstanding	Price	Date
Share Exchange Consulting Warrants ($45.00 exercise price)	-	59,664	$45.00	1/11/2013
2007 Private Placement Broker Warrants ($45.00 exercise price)	-	8,533	$45.00	1/11/2013
2007 Private Placement Investor Warrants ($150.00 exercise price)	-	53,333	$150.00	1/11/2013
July 2010 Sinotop Acquisition Warrants ($45.00 exercise price)	-	17,049	$45.00	1/11/2013
July 2010 Sinotop Acquisition Warrants ($150.00 exercise price)	-	13,333	$150.00	1/11/2013
May 2011 Warner Brothers Warrants ($6.60 excercise price)	200,000	200,000	$6.60	5/11/2016
2011 Service Agreement Warrants ($7.20 exercise price)	23,333	20,000	$7.20	6/15/2016
2012 August Financing Warrants ($4.25 exercise price)	977,063	977,063	$4.25	8/30/2017
2013 Service Agreement Warrants ($2.00 exercise price)	166,667	-	$2.00	2/26/2018
	1,367,063	1,348,975

(1)

After receiving shareholder approval in the second quarter of 2013 and as a result of the negative clawback provisions included in our warrant agreements associated with our August 2012 private financings, the exercise price of $4.25 per share will be reset to $1.50 per share.

15.	Commitments and Contingencies

The Company has employment agreements with certain employees that provide severance payments upon termination of employment under certain circumstances, as defined in the applicable agreements. As of March 31, 2013, the Company's potential minimum cash obligation to these employees was approximately $941,000.

The Company is committed to paying leased property costs related to our China offices through 2014 as follows:

Leased
Property
Years ending December 31,	Costs
2013 (9 months)	$218,000
2014	17,000
Total	$235,000

The Company is committed to paying content costs through 2016 as follows:

Content
Years ending December 31,	Costs
2013 (9 months)	$1,972,000
2014	2,163,000
2015	2,297,000
2016	1,035,000
Total	$7,467,000

The Company is committed to paying service fees to certain consultants of $154,000 through the first quarter of 2014.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

16.	Subsequent Events

On April 19, 2013, the Compensation Committee of the Board of Directors (acting as Administrator) reduced the exercise price of 534,500 outstanding stock options granted under the Company’s 2010 Equity Incentive Plan to $2.00. The Plan permits the Administrator to reduce the exercise price of any award granted under the Plan if the fair market value of the award has declined since the date of grant. All other terms of these options, including, without limitation, the exercise date, vesting schedule and the number of shares to which each option pertains, remain unchanged. In the second quarter of 2013, we expect to record a charge of approximately $51,000 in our statement of operations to record the effect of this change in exercise price.

A former employee of the Company has recently communicated to the Company that she believes she has claims against the Company and the CEO in connection with the termination of her employment. The Company believes it has complied with all laws in connection with her termination, as well as her contract, and intends to vigorously defend if such claims are formally made by the former employee.